Exhibit 10.13

EQUITY PARTICIPATION AGREEMENT

Equity Participation Agreement made as of the 15th day of Dec., 2014 between DavidsTea Inc. (“Corporation”) and Guy Savard (“Awardholder”).

RECITALS:

(a)                                 Corporation has adopted an Amended and Restated Equity Incentive Plan (the “Plan”) which provides for the granting of Options and Restricted Shares to key Employees (all as defined in the Plan) of Corporation;

(b)                                 Awardholder is a director of Corporation and will render faithful and efficient service to Corporation in that capacity;

(c)                                  Corporation desires to receive the benefit of the services of Awardholder and to more fully identify his interest with Corporation’s future and success; and

(d)                                 Corporation, acting through its Board, approved the granting of Awards to Awardholder upon the terms and conditions hereinafter provided.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
DEFINED TERMS

Section 1.01.                         Defined Terms

Unless otherwise defined herein, defined terms shall have the meaning ascribed to such terms in the Plan.

ARTICLE 2
GRANT OF OPTIONS

Section 2.01.                         Option to Purchase

Corporation hereby grants to Awardholder the number of options set out beside Awardholder’s name in Schedule I attached hereto (“Options”) to purchase from Corporation the number of Shares set out beside Awardholder’s name in Schedule I attached hereto (the “Optioned Shares”) at a price of $6.89 Share (the “Option Price”), upon the terms and conditions contained herein and in the Plan.  The number of Optioned Shares which may be acquired pursuant to the Options shall be those which vest in accordance with Section 2.03 hereof.

Section 2.02.                         Basic Term of Options

Unless earlier terminated in accordance with the Plan, the Options shall no longer be exercisable and shall expire on the seventh (7th) anniversary of the date hereof, unless indicated otherwise on Schedule I attached hereto.

Section 2.03.                         Vesting

(a)                                 Subject to the remaining provisions of this Agreement, the Options shall vest in accordance with Schedule I attached hereto, and shall be exercisable to the extent this Option has vested.

In addition, the Options shall vest and become exercisable in full immediately prior to the occurrence of a Trigger Event.

Section 2.04.                         Subject to the Plan

Unless otherwise specified or modified herein, the Options are subject in all respects to the provisions of the Plan and compliance by Awardholder or his legal representative (the “Representative”) with the terms thereof.  A copy of the Plan shall be provided to Awardholder or his Representative upon request from time to time.  Awardholder acknowledges having read a copy of the Plan in effect on the date hereof.

Section 2.05.                         Transferability

The Options shall not be assignable or transferable, except in accordance with the terms of the Plan.

Section 2.06.                         Right of a Shareholder

Awardholder shall have no rights as a shareholder with respect to the Optioned Shares until after (i) payment in full of the Option Price for the Optioned Shares for which the Options are being exercised and (ii) the execution by Awardholder of a counterpart to each of the Agreements (if Awardholder is not already a party thereto) and any other agreement reasonably requested by Corporation in order to ensure that upon issuance of the Optioned Shares to Awardholder that Awardholder be bound by the terms and conditions of each of the Agreements.  Awardholder shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such Shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such Shares are issued.  Corporation shall issue such Optioned Shares so purchased within ten (10) Business Days after the conditions set out in the first sentence of this paragraph have been met and deliver share certificates in respect of such Optioned Shares as soon as practicable thereafter.

Section 2.07.                         Notice of Exercise of Option

Notwithstanding anything to the contrary in the Plan, Corporation shall notify Awardholder at least ten Business Days prior to the occurrence of a Trigger Event. The Options shall be exercised in whole or in part upon Awardholder providing not less than three Business Days written notice prior to the Trigger Event (the “Exercise Date”) and any Option not exercised by the Exercise Date shall terminate and expire at the end of the day on the Exercise Date.

Section 2.08.                         Schedule

Corporation may, from time to time, update Schedule I attached hereto to reflect any change in the number of Options granted, the Option Price or the number of outstanding Options resulting from any expiration or cancellation of Options pursuant to the Plan.

ARTICLE 3
MISCELLANEOUS

Section 3.01.                         Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 3.02.                         Governing Law

This Agreement and the Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

Section 3.03.                         Language

The parties hereto have expressly agreed that this Agreement, as well as all documents which relate to it, be drafted in English.  Les parties aux preséntes ont expressément requis que cette entente ainsi que tous les documents s’y rattachant soient rédigés en anglais.

[SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

DAVIDSTEA INC.

By:	/s/ Authorized Person
Authorized Signing Officer

/s/ Guy Savard
GUY SAVARD

SCHEDULE I

OPTIONS

Aggregate Number of Options:  31,101

Number of Shares Issuable Upon the Exercise of Options:  31,101

Vesting:                                                  In equal monthly installments, on the first day of each month, over the 36-month period following the date hereof.